Exhibit F-1
                         LEBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P.
           A LIMITED PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

NEW YORK                      125 WEST 55TH STREET                        LONDON
WASHINGTON, D.C.            NEW YORK, NY 10019-5389              (A LONDON-BASED
ALBANY                           (212) 424-8000       MULTINATIONAL PARTNERSHIP)
BOSTON                     FACSIMILE:  (212) 424-8500                      PARIS
HARRISBURG                                                              BRUSSELS
HARTFORD                                                            JOHANNESBURG
HOUSTON                                                               (PTY) LTD.
JACKSONVILLE                                                              MOSCOW
LOS ANGELES                                                               RIYADH
NEWARK                                                       (AFFILIATED OFFICE)
PITTSBURGH                                                               BISHKEK
SALT LAKE CITY                                                            ALMATY
SAN FRANCISCO                                                            BEIJING


                                November 9, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Rochester Gas and Electric Corporation, Application/Declaration on Form U-1 (File No. 070-10241)


Ladies and Gentlemen:

          This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the Application/Declaration on Form U-1 (File No. 70-10241) (the "Application") of Rochester Gas and Electric Corporation ("RG&E"), a New York corporation, under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application seeks the authorization and approval of the Commission for RG&E to declare or pay dividends on its common stock out of capital or unearned surplus, and for RG&E to acquire, retire, or redeem its securities from an associate company. RG&E requests the Commission grant authority for the proposed transactions under
Section 12(c) of the Act. The transactions proposed by the Application are described in detail in the Application. Any terms used in this opinion have the same meanings assigned to them in the Application.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Application and such corporate records of RG&E, certificates of public officials, certificates of officers and representatives of RG&E, and other exhibits, documents, agreements, instruments, and other materials as we have deemed necessary or advisable as a basis for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates, exhibits, documents,


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November 9, 2004
Page 2


agreements, instruments, and other materials. In addition, we have examined such questions of law as we considered necessary or appropriate for the purpose of rendering this opinion.

          The opinions expressed below are subject to the condition that the Commission will duly enter an appropriate order permitting the Application to become effective under the Act and the rules and regulations thereunder. This opinion speaks solely as of the date hereof and we have assumed that no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

          Based on the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, we are of the opinion that when the Commission has taken the action requested by the Application:

     1. All state laws applicable to RG&E and its associate companies in respect to the transactions as proposed in the Application will have been complied with;

     2. RG&E is an entity validly organized, duly existing and in good standing under the laws of the state of New York; and

     3. The consummation of the transactions as proposed in the Application will not violate the legal rights of the holders of any securities issued by RG&E.

          This opinion is intended solely for the use of the Commission in connection its review of the above-referenced Application, and may not be relied upon by any other person or used for any other purpose. We are not, in this opinion, opining on laws other than the federal laws of the United States and the laws of the State of New York. We hereby consent to the use of this opinion as an exhibit to the above-referenced Application.

                                          Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.